Exhibit 99.1

NEWS

For immediate release

Contact:	Chris Mason
Director, Corporate Communications
(630) 227-2062
chris.mason@aarcorp.com

TIMOTHY J. ROMENESKO ELECTED TO AAR CORP. BOARD OF DIRECTORS

WOOD DALE, ILLINOIS (July 12, 2007) — AAR CORP. (NYSE: AIR) announced today that its Board of Directors has elected Timothy J. Romenesko as a Director of the Company, effective July 10, 2007. Romenesko has also been named to the Executive Committee of the Board of Directors of the Company.

Romenesko, 50, currently serves as the President and Chief Operating Officer of AAR CORP. Previously, he served as the Company’s Chief Financial Officer and held a variety of financial and leadership positions since joining the Company in 1981.

AAR is a leading provider of products and value-added services to the worldwide aerospace and defense industry.  With facilities and sales locations around the world, AAR uses its close-to-the-customer business model to serve aviation and defense customers through four operating segments: Aviation Supply Chain; Maintenance, Repair & Overhaul; Structures & Systems and Aircraft Sales & Leasing.

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One AAR Place • 1100 N. Wood Dale Road • Wood Dale, IL 60191 USA • 1-630-227-2000 Fax 1-630-227-2101